Exhibit 1

Delaware The First State Page 1 Authentication: 205060077 Date: 12 - 22 - 21 6464398 8100 SR# 20214050412 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “REAL TRADING RESEARCH INC.”, FILED IN THIS OFFICE ON THE TENTH DAY OF DECEMBER, A.D. 2021, AT 12:08 O`CLOCK P.M.

Stole of Delxeaze Szczetan of State Dh'bioa of Corporations Dth'ered 12:08 71I i2/10/2031 FILED 12:08 71I t2'10.’2071 5R 20214050412 - Fih uober 6464398 CERTIFICATE OF INCORPORATION OF REAL TRADING RESEARCH INC. A DELAWARE CORPORATION The undersigned, a natural person (the “Sole Incorpor at ed’), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that : The name of this corporation is Real Trading Research Inc. The registered office of the corporation in the State of Delaware shall be 1209 Orange Street, City of Wilmington, County of New Castle, 19801 and the name of the registered agent of the corporation in the 5 tate of Delaware at such address is The Corporation Trust Company . The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law . IV. This corporation is authorized to issue only one class of stock, to be designated Common Stock . The total number of shares of Common Stock presently authorized is 10 ,tXi 0 ,IXI 0 , each having a par value of $ 0 . 0 OOO 01 . A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors . The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws . B. Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting . Each director shall hold office either until the expiration of the term for which elected or appointed and until a successor has been elected and qualified, or until such director's death, resignation or removal . No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director . C. No person entitled to vote at an election for directors may cumulate votes to which such person is entitled unless required by applicable law at the time of such election . During such time or times that applicable law requires cumulative voting, every stockholder entitled to vote at an election for directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder's shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder desires . No stockholder, however, shall be entitled to so cumulate such stockholder's votes unless (A) the names of such candidate or candidates have been placed in nomination prior to the voting and (B) the stockholder has given notice at the meeting, prior to the voting, of such stockholder's intention to cumulate such stockholder's votes . If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination . Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected . D. Subject to any limitations imposed by applicable law, the Board of Directors or any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all then - outstanding shares of capilal steck of the corporation entitled to vote generally at an election of directors . E. The Board of Oirectors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation . The steckholders shall also have power to adopt, amend or repeal the Bylaws of the corporation ; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, such action by stockholders shall mcguire the affirmative vote of the holders of at least a majority of the voting power of all of the then - outstanding shares of the capital steck of the corpœation entitled to vote generally in the election of dirœtors . voting together as a single class . F. Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot . VI. A. The liability of the directors for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent under applicable law . B. To the fullest extent permitted by applicable law, the corporation i s authorized to provide indemnification of(and advancement of expenses to) directors, officers and agents of the corporation (and any other persons to which applicable law permit . s the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law . If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended . C. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights or protections or increase the liability of any officer or director under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification . The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation . 2.

VIII. The name and the mailing address of the Sole Incorporator is as follows: Howard Bruck 500 Post Road East, 2“ Floor Westport, CT 06880 [Remainder of this page intentionally few blank] 3.

This Certificate has been subscribed as of December 10. 2021 by the undersigned who affirms that the statements made herein are true and correct. MOWARDBRUCA SOIC IflCOlQOfBtOf